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                                                                    EXHIBIT 2.10


                           DATED: NOVEMBER 15TH, 2002




                               AMENDING AGREEMENT

                                     BETWEEN

                          CONSOLIDATED WATER CO. LTD.

                                       AND

                         SAGE WATER HOLDINGS (BVI) LTD.














                       CHARLES ADAMS, RITCHIE & DUCKWORTH
                                  ZEPHYR HOUSE
                                 P.O. BOX 709 GT
                                   MARY STREET
                                  GRAND CAYMAN
                                 CAYMAN ISLANDS


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                                       2

               AMENDING AGREEMENT RE: OCEAN CONVERSION (BVI) Ltd.


BETWEEN:


(1) Consolidated Water Co. Ltd. of P.O. Box 1114 GT, Grand Cayman (hereinafter called "Consolidated") of the first part; and


(2) Sage Water Holdings (BVI) Ltd. of P.O. Box 681, Road Town, Tortola, BVI (hereinafter called "Sage") of the second part.


 WHEREAS:

(a) The parties hereto entered into an Agreement re: Ocean Conversion (BVI) Ltd. dated October 8, 2002 (the "Agreement").

(b) The obligations of the parties under the Agreement, and the Completion thereof, was made conditional on the happening of certain events on or before November 29, 2002, and the parties have agreed that the conditions precedent to the Agreement will not be satisfied by that date and accordingly the parties have agreed to enter into this amending agreement to provide for the later completion date and the consequences thereof.


NOW THEREFORE, for and in consideration of the premises herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged the parties hereto agree as follows:

1. Clause 1 of the Agreement is amended by deleting "November 29, 2002" from the last paragraph of the clause, and substituting therefor "December 31, 2002".

2. Clause 2 of the Agreement is amended by deleting "November 29, 2002" from the first paragraph of the clause, and substituting therefor "December 31, 2002",

3. Except as expressly modified by this Agreement, the Agreement continues in full force and effect according to its terms.

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                                       3


IN WITNESS WHEREOF the parties hereto have set their hands and seals the day and date first above written.


SIGNED for and on behalf of   )
Consolidated Water Co. Ltd.   )  /s/ Jeffrey M. Parker
in the presence of:           )-------------------------------------
                              )
/s/ Frederick W. McTaggart    )
----------------------------  )
Witness


SIGNED for and on behalf of   )
Sage Water Holdings (BVI) Ltd.)  /s/ Glenn Harrigan
in the presence of: Ermyn     )-------------------------------------
Richardson                    )
                              )
/s/ Ermyn Richardson          )
----------------------------  )
Witness